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                               FUNDING  AGREEMENT



THIS  AGREEMENT  dated  for  reference  this  24th  day  of  October,  2001


BETWEEN:

          COOL  CAN  TECHNOLOGIES,  INC.,
          ------------------------------
a  Minnesota  corporation  having  an  address  at
4505  Las  Virgenes  Road,  Suite  206,  Calabasas,  California  91302

          (hereinafter  "CCTI")
                                                               OF THE FIRST PART

AND:

          BAY  FINANCIAL  S.A.
          --------------------
a Turks & Caicos corporation having an address at Suite A375, PO Box N-1836, East Bay Street, Nassau, Bahamas

          (hereinafter  "Bay")
                                                              OF THE SECOND PART



WHEREAS

A. Cool Can is seeking financing to fund the development of its patented InstacoolTM Technology and for working capital purposes.

B.     Bay  is  in  the  business  of  providing  Venture  Capital  Financing.

NOW THEREFORE, in consideration of the sum of $1.00 now paid by each of the parties to the other (the receipt of which is hereby acknowledged), and the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. CCTI agrees to grant Bay the right to provide up to $1,000,000 of funding to CCTI pursuant to the terms of this Agreement, during the 12 month period following the date of this Agreement (the "Funding Period").

2. Bay may provide the funding in tranches, during the Funding Period, with each tranche consisting of not less than $50,000 US.

3. Bay shall provide written notice of its intention to provide each tranche of funding by delivery to CCTI at its principal place of business, Notice in the form set out in Schedule "A" hereto. The delivery of a notice shall obligate Bay to provide the funding set out in the Notice against delivery of the number of shares to be purchased, calculated in accordance with the terms of this Agreement.

4. In respect of each tranche of funding, Bay shall purchase on a private placement basis, such number of common shares of Cool Can as shall be equal to the dollar amount of the tranche of funding divided by 75% of the average closing price of CCTI's common shares for the 10 trading

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                                       -2-

days immediately
preceding delivery of the Notice in respect of the tranche of funding (the "Shares").

5. Bay's right to provide up to $1,000,000 of funding pursuant to the terms of the Agreement shall be conditional on Bay providing the a tranche of funding equal to not less than $50,000 US on or before October 31, 2001.

6. Bay represents and warrants to CCTI and acknowledges that CCTI is relying upon Bay's representations and warranties in agreeing to sell the Shares to Bay that:

(1) Bay is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

 A  "U.S. Person" is defined by Regulation S of the Act to be any person who is:

(a)     any  natural  person  resident  in  the  United  States;

(b) any partnership or corporation organized or incorporated under the laws of the United States;

(c)     any  estate  of  which  any  executor or administrator is a U.S. person;

(d)     any  trust  of  which  any  trustee  is  a  U.S.  person;

(e)     any  agency  or branch of a foreign entity located in the United States;

(f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)     any  partnership  or  corporation  if:

1.     organized or incorporated under the laws of any foreign jurisdiction; and

2. formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

(2) Bay recognizes that the purchase of Shares involves a high degree of risk in that CCTI is in the early stages of developing its business and product and will require substantial funds in addition to the proceeds of this transaction.

(3) An investment in CCTI is highly speculative and Bay can afford the loss of its entire investment.

(4) Bay has such knowledge and experience in finance, securities, investments, including investment in speculative securities, and other business matters so as to be able to protect its interests in connection with this transaction.

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                                  -3-

(5) Bay hereby acknowledges that the Shares are being issued by CCTI pursuant to an exemption from registration provided by Regulation S promulgated pursuant to the United States Securities Act of 1933 (the "Act").

(6) Bay acknowledges and agrees that all certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

(7) Bay will resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

(8)     Bay  is  not  aware  of  any  advertisement  of  the  Shares.

(9) Bay is acquiring the Shares subscribed to hereunder as an investment for Bay's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and Bay has no present intention of selling, granting any participation in, or otherwise distributing the same. Bay has agreed not to engage in hedging transactions with regard to the Shares unless in compliance with the Act.

(10) Bay does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby.

(11) Bay has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms.

(12) Bay has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

7.     CCTI  represents  and  warrants  to  Bay  that:

(1) CCTI is a corporation duly organized, existing and in good standing under the laws of the State of Minnesota and has the corporate power to conduct the business which it conducts and proposes to conduct.
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                                     -4-

(2) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of CCTI.

(3) The issued and outstanding shares of CCTI consists of 18,627,966 shares of CCTI's common stock prior to the completion of the issue of any shares of CCTI's common stock pursuant to this Agreement.

8. Nothing in this Agreement shall be construed as obligating Bay to provide any funding prior to delivery of a Notice in respect of such funding pursuant to this Agreement.

9. All funds paid hereunder shall be deposited by CCTI and immediately available to CCTI for the purposes set forth herein.

10. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to CCTI, at Suite 311, 698 Seymour Street, Vancouver, BC V6B 3K6, and to Bay at Suite A375, PO Box N-1836, East Bay Street, Nassau, Bahamas. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

11. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

12. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

13. This Agreement has been prepared by O'Neill & Company acting solely on behalf of the CCTI and the Bay acknowledges that it has been advised to obtain independent legal advice.

14.     Time  is  of  the  essence  of  this  Agreement.

15. This agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

COOL  CAN  TECHNOLOGIES,  INC.
By  its  authorized  signatory:

/s/ Bruce Leitch
_______________________________
BRUCE  LEITCH,  President

BAY  FINANCIAL  S.A.
By  its  authorized  signatory:

/s/ Richard Donaldson
_______________________________
Richard  W.  Donaldson

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                                  SCHEDULE "A"
                                  ------------

       to that Funding Agreement dated as of the 24th day of October, 2001






                                NOTICE OF FUNDING